Exhibit No. EX-99.h.1.vi

DIMENSIONAL INVESTMENT GROUP INC.

TRANSFER AGENCY AGREEMENT

ADDENDUM NUMBER SIX

THIS ADDENDUM is made as of the 27th day of March, 2001, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the “DFA U.S. Large Cap Portfolio Inc.,” a Maryland corporation (the “Fund”), and PFPC INC., formerly known as “Provident Financial Processing Corporation” (the “Transfer Agent” or “PFPC”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC to serve as the Fund’s transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended, (the “Agreement”) which, as of the date hereof, is in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon mutual agreement of the Fund and Transfer Agent; and

WHEREAS, PFPC presently provides such services to those portfolios of the Fund designated as The DFA 6-10 Institutional Portfolio, U.S. 6-10 Small Company Portfolio K, U.S. 4-10 Value Portfolio K and U.S. 6-10 Value Portfolio II, which portfolios shall be renamed The DFA Small Cap Institutional Portfolio, U.S. Small Cap Portfolio K, U.S. Small XM Value Portfolio K and U.S. Small Cap Value Portfolio II, respectively, and which are listed on Schedule B attached hereto; and

WHEREAS, Tax-Managed U.S. Marketwide Value Portfolio XI ceased to be a series of the Fund as of August 8, 2000 and as of that date were no longer considered “Shares” under the Agreement; and

WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those series set forth on “Schedule B, Portfolios of Dimensional Investment Group Inc., Amended and Restated April 1, 2001,” which is attached hereto, shall be “Shares” under the Agreement.

2. The fee schedules of the Transfer Agent applicable to the Shares shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be April 1, 2001.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DIMENSIONAL INVESTMENT GROUP, INC.

By:	/s/ Catherine L. Newell

Catherine L. Newell
Vice President and Secretary

PFPC INC.

By:	/s/ Joseph Gramlich

Joseph Gramlich
Senior Vice President

Amended and Restated

April 1, 2001

SCHEDULE B

PORTFOLIOS OF

DIMENSIONAL INVESTMENT GROUP INC.

The DFA Small Cap Institutional Portfolio

U.S. Large Cap Value Portfolio II

U.S. Small Cap Value Portfolio II

The DFA International Value Portfolio

DFA International Value Portfolio II

DFA International Value Portfolio III

U.S. Large Cap Value Portfolio III

AAM/DFA U.S. High Book to Market Portfolio

AAM/DFA Two-Year Corporate Fixed Income Portfolio

AAM/DFA Two-Year Government Portfolio

Emerging Markets Portfolio II

DFA International Value Portfolio IV

Tax-Managed U.S. Marketwide Value Portfolio II

U.S. Large Company Institutional Index Portfolio

U.S. Small Cap Portfolio K

U.S. Large Cap Value Portfolio K

U.S. Small XM Value Portfolio K

U.S. Large Company Portfolio K

DFA International Value Portfolio K

Emerging Markets Portfolio K

DFA One-Year Fixed Income Portfolio K

DFA Two-Year Global Fixed Income Portfolio K